Exhibit 99.1
Post Holdings Provides Additional Avian Influenza Update
St. Louis, Missouri - May 14, 2015 - Post Holdings, Inc. (NYSE:POST), a consumer packaged goods holding company, today provided an additional update on the recent avian influenza (“AI”) outbreak affecting Post’s egg business:

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Post management has determined that the ongoing AI outbreak constitutes a force majeure event with respect to its Michael Foods egg business, the effect of which renders Michael Foods unable to fully perform under its existing supply agreements with customers.

•	Michael Foods is taking various measures including discontinuation of certain product lines and appropriate pricing actions to offset reduced egg supply and increased operating costs.

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Post management further announced that a second Company owned chicken flock in Nebraska has tested positive for AI. This brings the total affected supply to approximately 25% of the Company’s volume commitments as determined prior to the recognition of force majeure.

•	The financial impact of the above is being estimated at this time.
Forward-Looking Statements
Certain matters discussed in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the current expectations of Post and are subject to uncertainty and changes in circumstances. Such statements involve certain risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein. These risks and uncertainties include the recent avian influenza outbreak in the U.S. Midwest and the impact of the AI incident described above on our financial results; our ability to continue to compete in our product markets and our ability to retain market position; changes in our cost structure, management, financing and business operations; significant volatility in the costs of certain raw materials, commodities, packaging or energy used to manufacture our products; our ability to maintain competitive pricing, introduce new products or successfully manage costs; our ability to successfully implement business strategies to reduce costs; changes in economic conditions and consumer demand for our products; labor strikes, work stoppages or unionization efforts; our reliance on third party manufacturers for certain of our products; disruptions or inefficiencies in supply chain; changes in weather conditions, natural disasters, disease outbreaks and other events beyond our control; business disruptions caused by information technology failures and/or technology hacking; and other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission. These forward-looking statements represent the Company’s judgment as of the date of this press release. Investors are cautioned not to place undue reliance on these forward-looking statements. The Company disclaims, however, any intent or obligation to update these forward-looking statements.
About Post Holdings, Inc.
Post Holdings, Inc., headquartered in St. Louis, Missouri, is a consumer packaged goods holding company operating in the center-of-the-store, active nutrition, refrigerated and private label food categories. Through its cereal business, Post is a leader in the value segment of ready-to-eat cereal and offers a broad range of choices to meet the taste and nutrition needs of a variety of consumers. Post’s cereal portfolio includes recognized brands such as Honey Bunches of Oats®, Pebbles™, Great Grains®, Grape-Nuts®, Honeycomb®, Frosted Mini Spooners®, Golden Puffs®, Cinnamon Toasters®, Fruity Dyno-Bites®, Cocoa Dyno-Bites®, Berry Colossal Crunch® and Malt-O-Meal® hot wheat cereal. Post’s active nutrition platform aids consumers in adopting healthier lifestyles through brands such as PowerBar®, Premier Protein®, Supreme Protein® and Dymatize®. Through its Michael Foods Group, Post supplies value-added egg products, refrigerated potato products, cheese and other dairy case products and dry pasta products to the private label retail, foodservice and ingredient channels and markets retail brands including All Whites®, Better’n Eggs®, Simply Potatoes® and Crystal Farms®. Post also manufactures private label cereal, granola, peanut butter and other nut butters, dried fruits and baking and snacking nuts. For more information, visit www.postholdings.com.

Contact:

Investor Relations
Brad Harper
brad.harper@postfoods.com
(314) 644-7626